Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

Abraxas Petroleum Corporation
San Antonio, Texas
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 18, 2013, relating to the consolidated financial statements, and the effectiveness of Abraxas Petroleum Corporation’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.
We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

BDO USA, LLP
Dallas, Texas
April 24, 2013